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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-8 (File No. 333-11313) related to the Nabors Industries, Inc. 1994 Executive Officers Stock Plan and 1996 Employee Stock Plan of our report dated November 12, 1997, on our audit of the consolidated financial statements of Nabors Industries, Inc. We also consent to the reference to our firm under the caption "Experts".



                                                    /S/COOPERS & LYBRAND L.L.P.


Houston, TX
June 17, 1998